EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2018 relating to the financial statements, which appears in REGENXBIO Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 6, 2018